Exhibit 10.2

PATTERN ENERGY GROUP inc.
2013 Equity incentive AWARD plan

DEFERRED RESTRICTED STOCK UNIT GRANT NOTICE

Pattern Energy Group Inc., a Delaware corporation (the “Company”), pursuant to its 2013 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Deferred Restricted Stock Units (the “DRSUs”) set forth below. The DRSUs are subject to the terms and conditions set forth in this Deferred Restricted Stock Unit Grant Notice (the “Grant Notice”), the Deferred Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:	[INSERT]
Grant Date:	[INSERT]
Total Number of Shares of Restricted Stock:	[INSERT]
Vesting Schedule:	[INSERT]

By his or her signature, and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

pattern energy group Inc. Holder:	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:

Exhibit 10.2

EXHIBIT A

TO DEFERRED RESTRICTED STOCK UNIT GRANT NOTICE

DEFERRED RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of DRSUs set forth in the Grant Notice and this Agreement.

ARTICLE I.

GENERAL

1.1              Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.2              Incorporation of Terms of Plan. The DRSUs and the shares of Class A Common Stock (“Stock”) to be issued to Participant (the “Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF DEFERRED RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS

2.1              Award of DRSUs and Dividend Equivalents.

(a)   In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of DRSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Section 12.2 of the Plan. Each DRSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the DRSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the DRSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b)   The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each DRSU granted pursuant to the Grant Notice for all ordinary cash dividends which are paid to all or substantially all holders of the outstanding shares of Stock between the Grant Date and the Settlement Date (as defined below) or the date on which the DRSU is forfeited or expires. The Dividend Equivalents for each DRSU shall be equal to the amount of cash which is paid as a dividend on one share of Stock. All such Dividend Equivalents, including Dividend Equivalents which are not sufficient to credit an additional whole DRSU, shall be credited to Participant and be deemed to be reinvested in additional DRSUs, including fractional DRSUs, as of the date of payment of any such dividend based on the Fair Market Value of a share of Stock on such date. Each additional DRSU, including fractional DRSUs, which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, settlement, adjustment and other provisions which apply to the underlying DRSU to which such additional DRSU relates and shall be considered “DRSUs” for purposes of the restrictions and terms set forth in this Agreement.

2.2              Vesting of DRSUs and Dividend Equivalents.

(a)   Subject to Participant’s continued employment with or service to the Company or a Subsidiary on each applicable vesting date and subject to the terms of this Agreement, the DRSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. Each additional DRSU, including fractional DRSUs, which results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) hereof shall vest whenever the underlying DRSU to which such additional DRSU relates vests.

(b)   In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all DRSUs and Dividend Equivalents granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such DRSUs and Dividend Equivalents which are not so vested shall lapse and expire.

2.3              Settlement of DRSUs Into Shares.

(a)   Participant’s DRSUs shall be settled in Shares (either in book-entry form or otherwise) on, or as soon as administratively practicable following (but in any event within 30 days following), the Settlement Date (as defined below). The "Settlement Date" shall be the next January 1 (or if such date is not a business day, on the subsequent business day) following the date of Participant's Termination of Service. Notwithstanding the foregoing, the Company may delay a distribution in settlement of DRSUs if it reasonably determines that such distribution will violate Federal securities laws or any other Applicable Law, provided that such distribution shall be made at the earliest date at which the Company reasonably determines that the making of such distribution will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A of the Code.

(b)   All distributions shall be made by the Company in the form of whole Shares, and any fractional share, including from any fractional DRSU, shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.

2.4              Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, and (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable.

2.5              Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)    The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation)

required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Subsidiaries may withhold or Participant may make such payment in one or more of the forms specified below:

(i)                 by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii)               by the deduction of such amount from other compensation payable to Participant;

(iii)             with respect to any withholding taxes arising in connection with the vesting and/or settlement of the DRSUs, with the consent of the Administrator, by requesting that the Company and its Subsidiaries withhold a net number of vested Shares otherwise issuable pursuant to the DRSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv)             with respect to any withholding taxes arising in connection with the vesting and/or settlement of the DRSUs, with the consent of the Administrator, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)               with respect to any withholding taxes arising in connection with the vesting and/or settlement of the DRSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable pursuant to the DRSUs and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)             in any combination of the foregoing.

(b)   With respect to any withholding taxes arising in connection with the DRSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable pursuant to the DRSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting and/or settlement of the DRSUs or any other taxable event related to the DRSUs.

(c)    In the event any tax withholding obligation arising in connection with the DRSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares of Stock from those Shares that are then issuable pursuant to the DRSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable.

(d)   Participant is ultimately liable and responsible for all taxes owed in connection with the DRSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the DRSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the DRSUs or the subsequent sale of the Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure this Award to reduce or eliminate Participant’s tax liability.

2.6              Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE III.

OTHER PROVISIONS

3.1              Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

3.2              DRSUs Not Transferable. The DRSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the DRSUs have been issued, and all restrictions applicable to such Shares have lapsed. No DRSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.3              Adjustments. Participant acknowledges that the DRSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.

3.4              Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.5              Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.6              Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.7              Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Law, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the DRSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

3.8              Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the DRSUs in any material way without the prior written consent of Participant.

3.9              Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.10          Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the DRSUs (including DRSUs which result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.11          Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

3.12          Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

3.13          Section 409A. To the extent this Award constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”), this Award is intended to comply with Section 409A. For purposes of this Agreement, “Termination of Service" or similar terms shall mean a "separation from service" as defined under Section 409A. If on the date of Participant’s Termination of Service, Participant is a “specified employee” (as determined in accordance with Section 409A(a)(2)(B)(i) of the Code and the final regulations thereunder), then to the extent required under Section 409A of the Code, no Shares shall be issued hereunder before the date which follows 6 months after the date of such separation or earlier in the event of Participant’s death or a Change in Control (as defined in the Plan but only if such event is a “change in control event” as defined in Section 409A). If, following the date of Participant’s Termination of Service but prior to the Settlement Date, a Change in Control (as defined in the Plan but only if such event is a “change in control event” as defined in Section 409A) occurs, the Shares shall be issued upon such Change in Control. The Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.14          Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

3.15          Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award.

3.16          Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

3.17          Lock-Up. The Participant shall agree, if so requested by the Company and any underwriter in connection with any public offering of securities of the Company, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of Common Stock held by him or her for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

3.18          Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 2.5(a)(iii) or Section 2.5(a)(v): (A) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (B) such shares of Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.

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